Exhibit 99.2

   Financial ResultsFirst Quarter 2020

 2  Forward-Looking Statements  This presentation may contain “forward-looking statements” concerning the Corporation’s future economic, operational and financial performance. The words or phrases “expect,” “anticipate,” “intend,” “look forward,” “should,” “would,” “believes” and similar expressions are meant to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created by such sections. The Corporation cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and advises readers that various factors, including, but not limited to, the following could cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements: uncertainties relating to the impact of the COVID-19 pandemic on the Corporation’s business, operations, employees, credit quality, financial condition and net income, including because of uncertainties as to the extent and duration of the pandemic and the impact of the pandemic on consumer spending, borrowing and saving habits, the underemployment and unemployment rates, the Puerto Rico economy and the global economy, as well as the risk that COVID-19 may exacerbate any other factor that could cause our actual results to differ materially from those expressed in or implied by any forward-looking statements; risks related to the effect on the Corporation and its customers of governmental, regulatory, or central bank responses to COVID-19 and the Corporation’s participation in any such responses or programs, such as the Paycheck Protection Program established by the Coronavirus Aid, Relief, and Economic Security (CARES) Act of 2020, including any judgments, claims, damages, penalties, fines or reputational damage resulting from claims or challenges against the Corporation by governments, regulators, customers or otherwise, relating to the Corporation’s participation in any such responses or programs; risks, uncertainties and other factors related to the proposed acquisition of BSPR, including the impact of the COVID-19 pandemic on the ability to obtain regulatory approvals and the timing of such regulatory action and the ability to meet other closing conditions to the acquisition on a timely basis, the risk that deposit attrition, customer loss and/or revenue loss prior to or following the acquisition may exceed expectations, including because of the impact of the COVID-19 pandemic on customers; the risk that significant costs, expenses, and resources associated with or in funding the acquisition may be higher than expected; the ability to successfully complete the integration of systems, procedures, and personnel of BSPR into FirstBank that are necessary to make the transaction economically successful; the risk that the Corporation may not be able to effectively integrate BSPR into the Corporation’s internal control over financial reporting; the risk that the cost savings and any other synergies from the acquisition may not be fully realized or may take longer to realize than expected; uncertainty as to the ultimate outcomes of actions taken, or those that may be taken, by the Puerto Rico government, or the oversight board established by the Puerto Rico Oversight, Management, and Economic Stability Act (“PROMESA”) to address the Commonwealth of Puerto Rico’s financial problems, including a court-supervised debt restructuring process similar to U.S. bankruptcy protection undertaken pursuant to Title III of PROMESA, the designation by the PROMESA oversight board of Puerto Rico municipalities as instrumentalities covered under PROMESA, the effects of measures included in the Puerto Rico government fiscal plan, or any revisions to it, on our clients and loan portfolios, and any potential impact from future economic or political developments in Puerto Rico; changes in economic and business conditions, including those caused by the COVID-19 pandemic or other global or regional health crises as well as past or future natural disasters that directly or indirectly affect the financial health of the Corporation’s customer base in the geographic areas we serve and may result in increased costs or losses of property and equipment and other assets; the impact that a slowing economy and increased unemployment may have on the performance of our loan and lease portfolio, the market price of our investment securities, the availability of sources of funding and the demand for our products; uncertainty as to the timing of the receipt of disaster relief funds allocated to Puerto Rico; a decrease in demand for the Corporation’s products and services, resulting in lower revenues and earnings because of the impact of the COVID-19 pandemic on the economy of Puerto Rico which has been in an economic recession since 2006; uncertainty as to the availability of certain funding sources, such as brokered CDs particularly given the impact of the COVID-19 pandemic on the global economy; the weakness of the real estate markets and of the consumer and commercial sectors, which may be exacerbated by the unemployment and government restrictions imposed as a result of the COVID-19 pandemic, and their impact on the credit quality of the Corporation’s loans and other assets, which have contributed and may continue to contribute to, among other things, higher than targeted levels of non-performing assets, charge-offs and provisions for loan and lease losses, and may subject the Corporation to further risk from loan defaults and foreclosures; the impact of changes in accounting standards or assumptions in applying those standards, including the impact of the COVID-19 pandemic on the determination of the allowance for credit losses required by the new CECL accounting standard effective since January 1, 2020; the ability of FirstBank to realize the benefits of its net deferred tax assets; the ability of FirstBank to generate sufficient cash flow to make dividend payments to the Corporation; adverse changes in general economic conditions in Puerto Rico, the U.S., the U.S. Virgin Islands, and the British Virgin Islands, including the interest rate environment, market liquidity, housing absorption rates, real estate prices, including as a result of the COVID-19 pandemic, and disruptions in the U.S. capital markets, which may further reduce interest margins, affect funding sources and demand for all of the Corporation’s products and services, and reduce the Corporation’s revenues and earnings and the value of the Corporation’s assets; uncertainty related to the discontinuation of the London Interbank Offered Rate at the end of 2021; an adverse change in the Corporation’s ability to attract new clients and retain existing ones; the risk that additional portions of the unrealized losses in the Corporation’s investment portfolio are determined to be other-than-temporary, including additional impairments on the Corporation’s remaining $8.1 million exposure to the Puerto Rico government’s debt securities held as part of the available-for-sale securities portfolio; uncertainty about legislative, tax or regulatory changes that affect financial services companies in Puerto Rico, the U.S., and the U.S. and British Virgin Islands, which could affect the Corporation’s financial condition or performance and could cause the Corporation’s actual results for future periods to differ materially from prior results and anticipated or projected results; changes in the fiscal and monetary policies and regulations of the U.S. federal government and the Puerto Rico and other governments, including those determined by the Federal Reserve Board, the New York FED, the FDIC, government-sponsored housing agencies, and regulators in Puerto Rico and the U.S. and British Virgin Islands; the risk of possible failure or circumvention of the Corporation’s internal controls and procedures and the risk that the Corporation’s risk management policies may not be adequate; the Corporation’s ability to identify and address cyber-security incidents such as data security breaches, malware, “denial of service” attacks, “hacking” and identity theft, a failure of which could disrupt our business, may result in misuse or misappropriation of confidential or proprietary information, and could result in the disruption or damage to our systems, increased costs and losses or an adverse effect to our reputation; the risk that the FDIC may increase the deposit insurance premium and/or require special assessments to replenish its insurance fund, causing an additional increase in the Corporation’s non-interest expenses; the impact on the Corporation’s results of operations and financial condition of business acquisitions, such as the pending acquisition of BSPR, and dispositions; a need to recognize impairments on the Corporation’s financial instruments, goodwill and other intangible assets relating to business acquisitions, including as a result of the COVID-19 pandemic; the effect of changes in the interest rate environment, including as a result of the impact of the COVID-19 pandemic on the global economy, on the Corporation’s businesses, business practices and results of operations; the risk that the impact of the occurrence of any of these uncertainties on the Corporation’s capital would preclude further growth of the Bank and preclude the Corporation’s Board of Directors from declaring dividends; uncertainty as to whether FirstBank will be able to continue to satisfy its regulators regarding, among other things, its asset quality, liquidity plans, maintenance of capital levels and compliance with applicable laws, regulations, and related requirements, particularly given the increase in the allowance for credit losses resulting from the need to take into account the COVID-19 uncertainties in the implementation of the new credit loss accounting guidance; and general competitive factors and industry consolidation. The Corporation does not undertake, and specifically disclaims any obligation, to update any “forward-looking statements” to reflect occurrences or unanticipated events or circumstances after the date of such statements, except as required by the federal securities laws.

 Agenda  First Quarter 2020 Highlights Aurelio Alemán, President & Chief Executive OfficerFirst Quarter 2020 Results of Operations Orlando Berges, Executive Vice President & Chief Financial OfficerQuestions & Answers  3

   First Quarter 2020 Highlights

Operational Strength & Readiness
COVID-19 Pandemic Response

1 First BanCorp

Operations and Employee Considerations

- Market Background - Puerto Rico on lockdown since 3/16, ECR "Stay at Home" since 3/13 and Florida on "Stay at Home" since 3/26
- Dispersion of key operating functions (call centers, customer service, executives); divided staff in A/B teams to maintain clean team and support distancing rules for business continuity
- ~1,000 employees or ~80% of support units staff are working remotely
- On April 13, implemented contact tracing; Initiated preventive COVID-19 testing to ~750 employees on premises
- Established strict safety and cleaning protocols across all premises and implemented guidelines to keep more vulnerable employees at home (i.e. senior people, pregnant women)

Branches Delivery Changes

- Modified hours at PR and ECR branch locations (9am –1pm); FL branches remained fully operational
- All branch personnel were divided into two working schedule groups ("Team A" and "Team B") to reduce contact between employees within the same branch and customers
- Granted economic incentives to front line employees
- Emergency Cash Protocol – 1) Increased physical cash inventory at selected locations 2) Daily monitoring of cash activities 3) Frequent replenishment of ATMs
- Experienced reduced branch transaction and ATM volumes since lockdown was implemented.

Digital Readiness

- Overall increase of 11% year-to-date in digital banking registered users across all three regions (reaching 171k)
- Digital Banking monetary transactions for PR/ECR as of March 2020 are 22% higher year-over-year
  - Mobile RDC transactions as of Q1 2020 are up 117% year-over-year
  - Mobile RDC average daily transactions increased by 47% during last two weeks of lock down (March 16th to March 31st) when compared to first two weeks of March 2020
- Florida YTD commercial mobile transactions are 33% higher than 4Q
- Increased the educational campaigns to promote the use of digital channels; continued to provide extensive call center support
- Implemented "Fintech" solution to automate and expedite PPP loan processing and created dedicated service team to manage PPP applications volumes

Programs to Assist our Customers

- Swiftly implemented relief programs for commercial, consumer and residential mortgage customers in all regions
- Strong performance in delivering Small Business Administration's "Paycheck Protection Program" to clients and small business in the communities
- Waived late payment fees on loans
- Halted foreclosures and repossessions

Relief Programs:
82,884 / $3.47 bn loans

SBA PPP:
2,576 / $319 MM loans

5

First Quarter 2020 Highlights

1First BanCorp

Profitability	▪ Net income of $2.3 million, or $0.01 per diluted share compared to $36.4 million, or $0.16 per diluted share in 4Q 2019 ▪ Financial results for 1Q 2020 included the effect of a reserve build for loans and debt securities of $59.8 million ($39.8 million after-tax or $0.18 per diluted share) driven by the effect of the COVID-19 pandemic on Moody's economic forecast and a gain from sales of tax-exempt investment securities of $8.2 million, or $0.04 per diluted share ▪ Adjusted pre-tax, pre-provision ("PTPP") income of $68.5 million, compared to $72.1 million for 4Q 2019 ▪ Net interest income decreased $1.3 million compared to 4Q 2019
Loan Portfolio	▪ Loan originations and renewals of $802.6 million down from $1.1 billion, due to disruptions in the underwriting and closing process in March related to the COVID-19 pandemic and Puerto Rico market lockdown on March 16th ▪ Loan portfolio grew $9.3 million to $9.1 billion. Most of the growth occurred in commercial and construction portfolios in the Florida market and continued growth in consumer, offset by reductions in residential mortgages
Asset Quality	▪ Total NPAs increased slightly by $0.4 million to $317.8 million, or 2.4% of assets ▪ Provision for loan and lease losses increased $68.9 million to $77.4 million, driven by the reserve build of $59.8 million in 1Q 2020 primarily in connection with the effect of the COVID-19 pandemic Moody's economic forecast ▪ Effective January 1, 2020, the Corporation adopted of CECL as required by ASC 326
Core Deposits	▪ 1Q 2020 deposits, net of government and brokered CDs, increased by $91.2 million to $7.8 billion ▪ 1Q 2020 Puerto Rico deposits, net of government and brokered, increased $150.5 million, offset by reductions in both Florida and ECR regions ▪ Brokered CDs increased by $16.9 million to $452.0 million ▪ Government deposits increased by $5.0 million to $1.1 billion
Capital	▪ 1Q 2020 capital position: – Total Risk Based Capital Ratio of 25.42% – Common Equity Tier 1 Capital Ratio of 21.79% – Tier 1 Ratio Risk Based Capital Ratio of 22.19%; and – Leverage Ratio of 15.98% ▪ Tangible book value per common share of $9.76 compared to $9.92 in 4Q 2019

6

First Quarter 2020 Highlights: Loan Portfolio

1 First BanCorp

Loan Portfolio ($ millions)



$9,030
$9,148
$9,011
$9,042
$9,051
33
34
42
39
12
3,770
3,830
3,662
3,675
3,691
85
100
109
111
160
2,015
2,113
2,200
2,282
2,313
3,127
3,071
2,998
2,934
2,876
1Q 2019
2Q 2019
3Q 2019
4Q 2019
1Q 2020
Residential Mortgage
Consumer & Finance Leases

Loan Originations* ($ millions)



$971
$988
$1,150
$1,237
$887
527
491
668
726
474
10
19
13
27
51
319
352
350
354
282
115
126
119
131
80
1Q 2019
2Q 2019
3Q 2019
4Q 2019
1Q 2020
Construction
Commercial
Loans HFS

Loan origination activity disrupted by COVID-19 pandemic:

Loan Portfolio:

- The loan portfolio increased $9.3 million due to $63.9 million of growth in commercial and construction loans primarily in Florida and a $31.0 million increase in consumer, offset by continued strategic reductions of the residential mortgage portfolio ($85.5 million)

Origination Activity:

- Loan originations and renewals declined in all categories due to the effect of both disruptions in the loan underwriting and closing process since the middle of March 2020 caused by the COVID-19 pandemic outbreak and seasonally lower residential and consumer loan originations

** Including refinancing and draws from existing revolving and non-revolving commitments.*

7

Strong Credit Quality Mitigants in Place
Unprecedented Short-Term Mitigants to Support the Economy

1 First BanCorp

- Strong regulatory support under recently issued regulatory inter-agency guidance *"encourages financial institutions to work constructively with borrowers affected by COVID 19, will not criticize institutions for prudent loan modifications, and views prudent loan modifications as positive actions that can effectively manage or mitigate adverse impacts on borrowers due to COVID-19 and lead to improved loan performance and reduced credit risk"*
- Moratorium programs were swiftly implemented based on prior experience from the natural disasters in Puerto Rico (2017), for commercial, residential and consumer borrowers to provide for deferral of principal and interest up to June 30, 2020; additional extensions may be granted to borrowers based on the borrower's situation and timing for reopening of business
- Moreover, economic impact of pandemic should be offset by a series of unprecedented actions that will further mitigate credit deterioration in the short term
  - Recently approved CARES Act will provide extensive federal stimulus to support the economy through the pandemic, mostly through increases in unemployment insurance, cash payments to PR residents, and small business paycheck protection program ("PPP")
  - In addition, Puerto Rico Government and Fiscal Oversight Board have allocated more than $900 million to stimulate the economy and provide cash flow relief to those affected by COVID-19

Approved Borrower Relief Programs
April 28, 2020

($ in millions; as a % of portfolio)



$850
29%
$1,703
44%
$916
40%
Residential Mortgage
Commercial
Consumer

$3.47 billion in approved relief programs or 38% of loan portfolio

SBA7(a) Paycheck Protection Program
April 29, 2020

Loan Amount Ranges	Approved Applications	Approved Applications (%)	Avg($) per Application
1 - $25.0k or less	1,138	44%	$13,158
2 - $25.0k or $50.0k	490	19%	$35,489
3 - $50.0k or $100.0k	377	15%	$70,461
4 - $100.0k or $250.0k	331	13%	$157,251
5 - $250.0k or $500.0k	121	5%	$347,131
6 - $500.0k or $1000.0k	63	2%	$704,393
7 - $1000.0k or more	56	2%	$2,180,565
Grand Total	2,576	100%	$124,017

- *More than 2,500 commercial clients benefited from $319 million in SBA PPP loans to support their businesses and protect jobs*
- *~90% of loans were granted in amounts of $250k or less*

Uncertain credit environment will persist until a reliable timeline for re-opening the economy is established and performance of pandemic-sensitive businesses is properly assessed

8

Results of Operations

 10  Results of Operations: First Quarter Highlights  ($ in thousands, except per share data)  Select Financial Information

   CECL AdoptionCECL Q1 2020 ACL to Total Loans Provides Ample Coverage  11  Evolution of ACL ($ in millions) & ACL on Loans to Total Loans (%)  Key Highlights  Effective January 1, 2020, the Corporation adopted CECL to estimate the allowance for credit losses (“ACL”).The allowance for credit losses on loans increased by $81.2 million Day 1 (January 1, 2020) and by an additional $56.5 million reserve build during Q1 2020 primarily in connection with the effect of the COVID-19 pandemic on forecasted economic and market conditions.Additionally, the ACL includes Day 1 impact for unfunded loan commitments and debt securities totaling $12.1 million and an additional ACL reserve build during Q1 2020 of $3.3 millionTotal ACL at March 31, 2020 was $308.2 million.

 12  Key Highlights  Net Interest Income ($ millions)  Net interest income decreased $1.3 million in 1Q 2020, $0.9 million related to one less day in the quarter and the remaining mostly due to interest rate reductionsThe interest rate on approximately 64% of the commercial and construction loans is based upon LIBOR and Prime rate indices. Overall cost of interest-bearing liabilities declined 6 basis points during the quarter.GAAP NIM was 4.63%, compared to 4.70% for 4Q 2019. The decrease was primarily due to the lower interest rate environment.  Results of Operations: Net Interest Income

 13  Non-interest income for 1Q 2020 amounted to $30.2 million, compared to $24.4 million for 4Q 2019. The $5.8 million increase was primarily due to: An $8.2 million tax exempt gain on sales of approximately $275.6 million of available-for-sale U.S. agencies MBS. A $2.7 million increase in insurance income, included as part of Other, reflecting the effect of seasonal contingent commissions.This increase was offset by:The effect in 4Q 2019 of a $2.1 million gain from the sale of a nonaccrual commercial mortgage loan held for sale.A $1.3 million decrease in transactional fee income from credit and debit cards, ATMs, POS, and merchant-related activity due to seasonally lower transaction volumes and disruptions caused by quarantines and lockdowns of non-essential businesses in connection with the COVID-19 pandemic.  Results of Operations: Non-Interest Income  Non-Interest Income ($ millions)  $22.5  $24.4  $30.2  $22.2  $21.4  Key Highlights

 14  Results of Operations: Non-interest Expenses  Non-interest expenses decreased by $10.1 million in 1Q 2020 to $92.2 million due to: A $10.0 million decrease in merger and restructuring costs in connection with the pending acquisition, including a $3.4 million charge in 4Q 2019 related to the voluntary separation program offered to eligible employees.A $2.0 million decrease in the net loss on OREO operations, primarily due to a $1.5 million decrease in write-downs to the value of OREO properties.This decrease was offset by a $2.0 million increase in employees’ compensation and benefits expenses, related to higher seasonal payroll taxes and bonus expenses, partially offset by the effect of one less business day in the first quarter.   Non-Interest Expense  Key Highlights

 15  Non-Performing Assets ($ millions)  A $3.4 million increase in nonaccrual consumer loans, primarily auto loans, driven by consumer loans that migrated to nonaccrual status prior to the deferral payment programs established by the Corporation to assist borrowers affected by the COVID-19 pandemic.A $3.3 million decrease in nonaccrual commercial and construction loans, primarily due to collections of $3.1 million in the first quarter and approximately $2.5 million of loans brought current and restored to accrual status, partially offset by inflows of $2.9 million. Inflows to nonaccrual loans were $31.1 million, down $2.4 million compared to $33.5 million in 4Q 2019.  Total NPAs increased by $0.4 million to $317.8 million or 2.44% of assets  Results of Operations: Asset Quality  Q-o-Q Change in NPAs  Migration Trend ($ millions)

 16  Key Highlights  Net Charge-Offs ($ millions)  Net charge-offs for 1Q 2020 were $17.6 million, or an annualized 0.78% of average loans, compared to $18.9 million, or an annualized 0.84% of average loans, in 4Q 2019. The decrease of $1.3 million in net charge-offs was mainly related to a $2.2 million decrease in residential mortgage loans, primarily related to a lower amount of charge-offs taken on foreclosures and GNMA repurchased loans, partially offset by a $0.7 million increase in consumer loan net charge-offs, reflecting increases in charge-offs taken on personal loans and credit cards due to larger portfolio balances. Allowance for credit losses on loans to total loans held for investment of 3.24% (CECL adoption) compared to 1.72% in 4Q 2019. The ratio of the allowance to NPLs held for investment was 137.9% as of 1Q 2020 compared to 73.6% as of 4Q 2019.  Results of Operations: Net Charge-offs  $24  $18  $19  $24  $14

   Exhibits

 18  Total Deposit Composition (%)  Core Deposits* ($ millions)  * Core deposits are total deposits excluding brokered deposits.   Continue improving deposit mix; core deposits increased over $91 million in 1Q 2020.  First Quarter 2020 Highlights: Deposit Mix   Retail    Commercial    CDs & IRAs    Public Funds    $8,887  $8,543  Overall deposits, excluding brokered and government deposits, increased by $91.2 million in 1Q 2020, reflecting an increase of $150.5 million in Puerto Rico partially offset by reductions of $46.7 million and $12.6 million in the Florida and ECR regions, respectively.Government deposits increased by $4.8 million in 1Q 2020.Brokered CDs increased by $16.9 million in 1Q 2020 to $452.0 million, representing 5% of total deposits. Non-maturity brokered deposits, such as a money market account maintained by a deposit broker, increased in the 1Q 2020 by $100.9 million to $223.2 million.  $8,533  $8,424  $8,791

 19  First Quarter 2020 Highlights: Capital Position  Capital Ratios (%)  Total stockholders’ equity amounted to $2.2 billion as of March 31, 2020, a decrease of $28.3 million from December 31, 2019. The decrease was driven by the $62.3 million transition adjustment related to the adoption of CECL recorded against beginning retained earnings, and common and preferred stock dividends declared in the first quarter of 2020 totaling $11.6 million, partially offset by the earnings generated in the first quarter, and an increase of approximately $50 million in the fair value of available-for-sale investment securities.  Capital Ratios (%)

 20  First Quarter 2020 Highlights: PR Government Exposure      ($ in millions)  As of March 31, 2020, the Corporation had $203.3 million of direct exposure to the Puerto Rico Government, its municipalities and public corporations, compared to $204.5 million as of December 31, 2019. 89% of direct government exposure is to municipalities, which are supported by assigned property tax revenues. As of March 31, 2020, the Corporation had $818.8 million of public sector deposits in Puerto Rico, compared to $826.9 million as of December 31, 2019.Approximately 36% is from municipalities in Puerto Rico and 64% is from public corporations and the central government and agencies in Puerto Rico.

 21  NPL Migration  ($ in 000)

 22  Use of Non-GAAP Financial Measures  Basis of PresentationUse of Non-GAAP Financial Measures This presentation contains non-GAAP financial measures. Non-GAAP financial measures are used when management believes they will be helpful to an understanding of the Corporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure, can be found in the text or in the attached tables to this earnings release. Any analysis of these non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Tangible Common Equity Ratio and Tangible Book Value per Common Share The tangible common equity ratio and tangible book value per common share are non-GAAP financial measures generally used by the financial community to evaluate capital adequacy. Tangible common equity is total equity less preferred equity, goodwill, core deposit intangibles, and other intangibles, such as the purchased credit card relationship intangible and the insurance customer relationship intangible. Tangible assets are total assets less goodwill, core deposit intangibles, and other intangibles, such as the purchased credit card relationship intangible and the insurance customer relationship intangible. Management and many stock analysts use the tangible common equity ratio and tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase method of accounting for mergers and acquisitions. Accordingly, the Corporation believes that disclosures of these financial measures may be useful also to investors. Neither tangible common equity nor tangible assets, or the related measures should be considered in isolation or as a substitute for stockholders’ equity, total assets, or any other measure calculated in accordance with GAAP. Moreover, the manner in which the Corporation calculates its tangible common equity, tangible assets, and any other related measures may differ from that of other companies reporting measures with similar names.

 23  Use of Non-GAAP Financial Measures  Basis of PresentationUse of Non-GAAP Financial Measures This presentation contains non-GAAP financial measures. Non-GAAP financial measures are used when management believes they will be helpful to an understanding of the Corporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure, can be found in the text or in the attached tables to this earnings release. Any analysis of these non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Adjusted Pre-Tax, Pre-Provision IncomeAdjusted pre-tax, pre-provision income is a non-GAAP performance metric that management uses and believes that investors may find useful in analyzing underlying performance trends, particularly in times of economic stress. Adjusted pre-tax, pre-provision income, as defined by management, represents net income (loss) excluding income tax expense (benefit), the provision for loan and lease losses, as well as certain items that management believes are not reflective of core operating performance or that are not expected to reoccur with any regularity or reoccur at uncertain times and amounts. This metric is income before income taxes adjusted to exclude the provision for loan and lease losses, gains or losses on sales of investment securities and impairments, and fair value adjustments on derivatives. In addition, from time to time, earnings are adjusted also for items that management believes are not reflective of core operating performance or that are not expected to reoccur with any regularity or reoccur at uncertain times and amounts.

 24  Use of Non-GAAP Financial Measures  Basis of PresentationUse of Non-GAAP Financial Measures This presentation contains non-GAAP financial measures. Non-GAAP financial measures are used when management believes they will be helpful to an understanding of the Corporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure, can be found in the text or in the attached tables to this earnings release. Any analysis of these non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. The financial results include the following significant items that management believes are not reflective of core operating performance, are not expected to reoccur with any regularity or may reoccur at uncertain times and in uncertain amounts (the “Special Items”):Adjusted net (loss) income for the first quarter of 2020 and the fourth and first quarters of 2019 reflect the following exclusions:Gain of $8.2 million on the sales of U.S. agencies MBS in the first quarter of 2020.COVID-19 pandemic-related expenses of $0.4 million in the first quarter of 2020.Merger and restructuring costs of $0.8 million and $10.9 million recorded in the first quarter of 2020 and fourth quarter of 2019, respectively, related to transaction costs and restructuring initiatives in connection with the pending acquisition of BSPR.Total benefit of $1.2 million and $0.7 million recorded in the first quarter of 2020 and fourth quarter of 2019, respectively, resulting from insurance recoveries associated with hurricane-related expenses and impairments incurred on facilities affected by Hurricanes Irma and Maria.Reserve release of $6.4 million recorded in the first quarter of 2019 related to the hurricane-related qualitative reserves associated with the effects of Hurricanes Irma and Maria.Expense recovery of $2.3 million in the first quarter of 2019 related to an employee retention benefit payment received by the Bank under the Disaster Tax Relief and Airport Extension Act of 2017, as amended.The tax related effects of all of the pre-tax items mentioned in the above bullets as follows:Tax benefit of $0.1 million in the first quarter of 2020 in connection with the COVID-19 pandemic-related expenses (calculated based on the statutory tax rate of 37.5%).Tax benefit of $0.3 million and $4.1 million in the first quarter of 2020 and fourth quarter of 2019, respectively, related to merger and restructuring costs in connection with the pending acquisition of BSPR (calculated based on the statutory tax rate of 37.5%).Tax expense of $0.4 million and $0.3 million in the first quarter of 2020 and fourth quarter of 2019, respectively, related to the benefit of hurricane-related insurance recoveries (calculated based on the statutory tax rate of 37.5%).Tax expense of $2.4 million in the first quarter of 2019 related to reserve releases associated with the hurricane-related qualitative reserve (calculated based on the statutory tax rate of 37.5%).No tax expense was recorded for the gain on sales of U.S. agencies MBS in the first quarter of 2020. Those gains were recorded at the tax-exempt international banking entity subsidiary level.The employee retention benefit recognized in 2019 was not treated as taxable income by virtue of the Disaster Tax Relief and Airport Extension Act of 2017.

 25  Use of Non-GAAP Financial Measures  Basis of PresentationUse of Non-GAAP Financial Measures This presentation contains non-GAAP financial measures. Non-GAAP financial measures are used when management believes they will be helpful to an understanding of the Corporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure, can be found in the text or in the attached tables to this earnings release. Any analysis of these non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. The following table the reported net income to adjusted net income, a non-GAAP financial measure that excludes the Special Items identified on prior pages as well as gains or losses on sales of investment securities and impairments:Adjusted net income (Non-GAAP)